EXHIBIT (i)(2)

CONSENT OF COUNSEL

     I consent to the incorporation by reference in this Post-Effective Amendment No. 114 to the Registration Statement of Eaton Vance Mutual Funds Trust (1933 Act File No. 02-90946) of my opinion dated March 13, 2006 which was filed as Exhibit (i) to Post-Effective Amendment No. 113.

/s/ Maureen A. Gemma
Maureen A. Gemma, Esq.

March 22, 2006 Boston, Massachusetts